UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 6, 2020

BRIGGS & STRATTON CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	001-01370	39-0182330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12301 West Wirth Street, Wauwatosa, Wisconsin 53222
(Address of principal executive offices)

(414) 259-5333

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act*:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.01 per share)	BGGSQ	N/A

* On August 4, 2020, a Form 25 relating to the delisting and deregistration under Section 12(b) of the Act of the registrant’s common stock was filed by the New York Stock Exchange.  The registrant’s common stock trades on the OTC Pink Market.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 7.01.	Regulation FD Disclosure.

As previously disclosed, on July 20, 2020, Briggs & Stratton Corporation (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for Eastern District of Missouri (the “Bankruptcy Court”).

On October 9, 2020, the Debtors filed the Joint Chapter 11 Plan of In re Briggs & Stratton Corporation and Its Affiliated Debtors (the “Plan”) and the related disclosure statement (the “Disclosure Statement”) with the Bankruptcy Court. The Plan and Disclosure Statement are subject to approval by the Bankruptcy Court. Once the Disclosure Statement is approved by the Bankruptcy Court, the Plan will be solicited for approval by a vote of certain of the Company’s creditors, as described in the Disclosure Statement and the Plan. Capitalized terms used but not otherwise defined in this Current Report on Form 8-K have the meanings ascribed to them in the Plan or Disclosure Statement, as applicable.

The Debtors intend to proceed expeditiously to commence the mailing of ballots and other solicitation materials (the “Solicitation Materials”) concerning the Plan upon the Bankruptcy Court’s approval of the Disclosure Statement. A hearing to consider approval of the Disclosure Statement is scheduled before the Bankruptcy Court on November 9, 2020 at 10:00 a.m. (Central Time). There can be no assurance that the Debtors’ stakeholders will accept the Plan or that the Bankruptcy Court will approve the Disclosure Statement or confirm the Plan.

The Plan will become effective if the Plan receives the requisite approval from holders of claims entitled to vote on the Plan, the Bankruptcy Court enters an order confirming the Plan, and the conditions to the effectiveness of the Plan, as stated therein, are satisfied or waived in accordance with the Plan’s terms. Following the effectiveness of the Plan, the Plan provides for, among other things, (i) the shares of common stock of the Company to be canceled for no consideration, (ii) one new share of common stock  of the Company to be issued to a person or entity (the “Plan Administrator”), and (iii) the Plan Administrator to oversee the process to sell, abandon, wind down, dissolve, liquidate or distribute any remaining assets of the Debtors’ Estates in accordance with the Plan, including, if applicable, the transfer of all or part of the assets of the Debtors’ Estates to a liquidating trust.

The Disclosure Statement further provides that the Company will file a Form 15 with the Securities and Exchange Commission (the “SEC”) to deregister shares of its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to suspend its reporting obligations under Section 15(d) of the Exchange Act, as soon as possible, which the Company believes will be on or around the Effective Date. Upon filing the Form 15, the Company’s obligations to file certain reports and forms with the SEC, including Forms 10-K, 10-Q and 8-K, will be immediately suspended.

The Plan and Disclosure Statement, as well as Bankruptcy Court filings and other information related to the Chapter 11 Cases, are or will be available at a website administered by the Company’s noticing and claims agent, Kurtzman Carson Consultants LLC, at http://www.kccllc.net/Briggs. The Solicitation Materials will also be available at http://www.kccllc.net/Briggs. This Current Report on Form 8-K is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan.

Information contained in the Plan and the Disclosure Statement is subject to change, whether as a result of amendments or supplements to the Plan, third-party actions, or otherwise, and should not be relied upon by any party. The foregoing description of the Plan and Disclosure Statement does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan and Disclosure Statement, copies of which are filed as Exhibit 99.1 and 99.2 hereto and are incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information being furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

The Company expects that equity holders will experience a complete loss of their investment and therefore cautions against trading in the Company’s equity securities.

Item 8.01.	Other Events

As previously disclosed, on May 12, 2010, Exmark Manufacturing Company, Inc. (“Exmark”) filed a lawsuit against Briggs & Stratton Power Products Group, LLC alleging that certain Ferris® and Snapper Pro® mower decks infringed an Exmark mower deck patent (with subsequent pleadings, proceedings, and appeals, the “Exmark Litigation”).  On December 20, 2018, the United States District Court for the District of Nebraska  (the “District Court”) entered judgment against the Company and in favor of Exmark in the amount of $14.4 million in compensatory damages, an additional $14.4 million in enhanced damages, as well as pre- and post-judgment interest and costs.  The District Court awarded $6 million in pre-judgment interest as well as post-judgment interest after December 19, 2018 and costs to be determined. The Company filed its notice of appeal on May 14, 2019 and appealed to the U.S. Court of Appeals for the Federal Circuit (the “Federal Circuit”) the District Court’s construction of certain claims of Exmark’s patent, grant of summary judgment motions filed by Exmark, and alteration of the pre-judgment interest rate following the second trial.  Oral argument on the appeal occurred on May 5, 2020.

In connection with the Exmark Litigation, before the appeal, the Company and Fidelity and Deposit Company of Maryland & Zurich American Insurance Company (the “Surety”) posted a supersedeas bond of $34,724,235.48 with the District Court (the “Appeal Bond”).  The Surety holds cash collateral and letters of credit totaling approximately $34,727,235, posted by the Company, as collateral which may be used to pay any amounts deemed by the Surety to be owed to Exmark by the Company on appeal.  Pursuant to the Appeal Bond, the Company and the Surety are jointly and severally liable for the total amount of the final judgment (whether affirmed or modified on appeal) plus any additional post-judgment interest accrued since entry of the final judgment and any costs or other amounts awarded to Exmark on appeal (the “Total Amount”); however, the Surety would not be liable to Exmark for any portion of the Total Amount exceeding the amount provided for pursuant to the Appeal Bond.  By its terms, the obligations under the Appeal Bond would be void if the District Court’s judgment were vacated or otherwise set aside in its entirety. The Debtors expect that if Exmark calls upon the Appeal Bond to satisfy its judgment, the Surety will be entitled to the collateral posted by the Company on account of the Appeal Bond.  However, if the Appeal Bond becomes void, the cash collateral would be released to the Company

Subsequent to the oral argument, on July 20, 2020, the Debtors’ filing of the Chapter 11 Cases triggered an automatic stay of the Exmark Litigation.  On August 21, 2020, the Debtors filed a motion to lift the automatic stay so that the Federal Circuit could issue a ruling in the Exmark appeal (the “Exmark Lift Stay Motion”).  On September 18, 2020, the Bankruptcy Court entered an order granting the Exmark Lift Stay Motion.  On October 6, 2020, the Federal Circuit entered a decision affirming the District Court’s decision. The Debtors are evaluating what, if any, steps to take in the Exmark Litigation in light of the foregoing decision.

Cautionary Statement on Forward-Looking Statements

Various statements in this Current Report on Form 8-K, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which include the following: risks and uncertainties relating to the Chapter 11 Cases, including but not limited to, the terms of and potential transactions contemplated by the Plan and Disclosure Statement, including the timing of the filing by the Company of a Form 15 with the SEC, the anticipated mailing date of the Solicitation Materials, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases, the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, the duration of the Chapter 11 Cases, risks associated with third-party motions in the Chapter 11 Cases, and the Company’s ability to realize proceeds from remaining assets; risks related to the trading of the Company’s common stock on the OTC Pink Market, particularly because the Plan provides that there will not be sufficient funds or other assets to allow holders of the Company’s common stock to receive any distribution of value in respect of their equity interests; risks relating to the Company’s ability to obtain the requisite vote of creditors to approve the Plan or Bankruptcy Court confirmation of the Plan; the uncertainty as to when or whether the effective date of the Plan will occur as currently expected by the Company; and the risk that the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code; as well as other risk factors set forth in the Disclosure Statement included as Exhibit 99.2 to this Current Report on Form 8-K. The Company therefore cautions readers against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The exhibit listed in the Exhibit Index below is filed as part of this report.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint Chapter 11 Plan of Briggs & Stratton Corporation and Its Affiliated Debtors, dated October 9, 2020.

99.2	Disclosure Statement for Joint Chapter 11 Plan of Briggs & Stratton Corporation and Its Affiliated Debtors, dated October 9, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGGS & STRATTON CORPORATION

Date: October 13, 2020	By:	/s/ Kathryn M. Buono
Kathryn M. Buono
Vice President & Secretary